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EXHIBIT 10(r)



                                     CONSENT AND
                                   AMENDMENT NO. 4
                            TO LOAN AND SECURITY AGREEMENT



    This Consent and Amendment (this "Amendment") dated as of November 25,
1996, is entered into by and between Pico Macom, Inc., a Delaware corporation ("Debtor"), and HSBC Business Loans, Inc., a Delaware corporation, as successor to Marine Midland Business Loans, Inc., ("Secured Party"), with reference to the following facts:

                                       RECITALS

    A. Secured Party is extending various secured financial accommodations to Debtor upon the terms of that certain Loan and Security Agreement dated as of May 25, 1994, as amended (the "Loan Agreement").

    B. Pico Products, Inc. a New York corporation ("Pico Products") desires to issue new capital stock and/or subordinated debt in the aggregate amount of approximately $5,000,000, and has requested Secured Party to consent to such issuance.

    C. Secured Party is willing to consent to such issuance subject to the terms and conditions set forth below.

                                      AMENDMENT

    NOW THEREFORE, in consideration of the foregoing and for the other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each party hereto, Debtor and Secured Party hereby agree as follows:

    1. DEFINED TERMS. Unless otherwise specified herein, any capitalized terms defined in the Loan Agreement shall have the same respective meanings as used herein.

    2. CONSENT. Subject to the terms and conditions of this Amendment, and for the purposes of Sections 10.2 and 10.6 of the Loan Agreement, Secured Party consents to the issuance by Pico Products of new capital stock and/or subordinated debt in the aggregate amount of approximately $5,000,000, provided that the terms of any such subordinated debt shall be satisfactory to Secured Party. The amendments set forth in Paragraphs 3, 4, 5 and 6 below shall become effective only upon the issuance of such capital stock and/or subordinated debt, and until Pico Products issues such capital stock and/or subordinated debt, the existing provisions of the Sections of the Loan Agreement and the Items of the Schedule referenced in those Paragraphs shall remain in full force and effect.


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     3.   MINIMUM TANGIBLE NET WORTH.  With respect to Item 26(C) of the
Schedule, Debtor shall maintain Tangible Net Worth of not less than $7,500,000 as of the end of each fiscal quarter.

    4. MAXIMUM DEBT TO TANGIBLE NET WORTH. With respect to Item 26 (D) of the Schedule, Debtor shall maintain a ratio of Debt to Tangible Net Worth of not more than 2.25:1 as of the end of each fiscal quarter.

    5. MINIMUM NET INCOME BEFORE TAXES. With respect to Item 26(E) of the Schedule, Debtor shall earn Net Income Before Taxes of not less than $900,000 during each fiscal year. "Net Income Before Taxes" means, for the period of determination, net income before provision for taxes for such period, determined in accordance with generally accepted accounting principles consistently applied.

    6. PERMITTED INVESTMENTS AND ADVANCES. With respect to Item 28 of the Schedule, the loans by Debtor to its affiliates shall not exceed $1,000,000 in the aggregate outstanding as of the end of any fiscal quarter.

    7. REPRESENTATIONS AND WARRANTIES. Debtor reaffirms that the representations and warranties made to Secured Party in the Loan Agreement and other Transaction Documents are true and correct in all material respects as of the date of this Amendment as though made as of such date and after giving effect to this Amendment. In addition, Debtor makes the following representations and warranties to Secured Party, which shall survive the execution of this Amendment:

         (a) The execution, delivery and performance of this Amendment are within Debtor's powers, have been duly authorized by all necessary actions, have received all necessary governmental approvals, if any, and do not contravene any law or any contractual restrictions binding on Debtor.

         (b) This Amendment is the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally.

         (c) No event has occurred and is continuing, or would result from the execution, delivery and/or performance of this Amendment, which constitutes an Event of Default under the Loan Agreement or any other of the Transaction Documents, or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both.

    8. CONTINUING EFFECT OF LOAN DOCUMENTS. To the extent of any inconsistencies between the terms of this Amendment and the Loan Agreement, this Amendment shall govern. In all other respects, the Loan Agreement and other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed.

    9. REFERENCES. Upon the effectiveness of this Amendment, each reference in any Transaction Document to "the Agreement", "hereunder," "herein," "hereof," or of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.


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    10.  GOVERNING LAWS.  This Amendment, upon becoming effective, shall be deemed to be a contract made under, governed by, and subject to, and shall be construed in accordance with, the internal laws of the State of California.

    11. CONDITIONS PRECEDENT. This Amendment shall become effective if, and only if, Secured Party shall have received a counterpart of this Amendment duly executed by Debtor and acknowledged by the guarantor indicated hereinbelow, together with such other documents, instruments or agreements as Secured Party or its legal counsel may reasonably request, all on or before November 27, 1996.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Amendment as of the date first set forth above, to become effective in the manner set forth above.

                                  PICO MACOM, INC.


                                  By     /s/ J.T. Kingsley
                                      --------------------------------
                                  Name   J.T. Kingsley
                                        ------------------------------
                                  Title  Senior Vice President, Finance
                                         -----------------------------

                                  HSBC BUSINESS LOANS, INC.


                                  By     /s/ William Field
                                     ---------------------------------
                                  Name   William Field
                                       -------------------------------
                                  Title  Vice President
                                        ------------------------------



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                                  CONSENT OF GUARANTOR

    The undersigned, as guarantor of the Indebtedness of Pico Macom, Inc. to HSBC Business Loans, Inc. pursuant to that certain Unlimited Continuing Guaranty dated as of May 25, 1994 (the "Guaranty"), hereby acknowledges receipt of a copy of the foregoing Amendment No. 4 and acknowledges, consents and agrees that (i) the Guaranty remains in full force and effect, and (ii) the execution and delivery of the foregoing Amendment No. 4 and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liabilities under the Guaranty.

Dated:   November 25, 1996

                                  PICO PRODUCTS, INC.


                                  By:       /s/ J. T. Kingsley
                                      -------------------------------------
                                  Name:     J.T. Kingsley
                                        -----------------------------------
                                  Title:    Senior Vice President & CFO
                                        -----------------------------------


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